United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2016

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	87-0445475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 N. Bryant Ave., Suite 110, Edmond, Oklahoma	73034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 753-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On February 8, 2016, PSM Holdings, Inc., a Delaware corporation (the “Company”), entered into short-term Loan Agreements each dated February 8, 2016 (the “Loan Agreements”) with James Miller, a director and shareholder of the Company, and Richard Carrington, a shareholder of the Company (collectively the “Lenders” and each a “Lender”). Under the terms of the Loan Agreements, the Lenders each agreed to loan $125,000 for operating expenses of the Company and its operating subsidiary, as well as to fund growth of the Company. The funds were received by the Company on February 9, 2016. Each loan is evidenced by a one-year 10% Convertible Promissory Note (the “Notes”) which bear interest at 10% per annum. The Notes are convertible at the lowest per share rate of common stock or common stock equivalents sold in a Qualified Offering by the Company. For purposes of this transaction, the term “Qualified Offering” means one or more offerings of debt or equity securities by the Company to non-affiliates in the aggregate amount of at least $1,000,000. In addition, each Lender received one common stock purchase warrant (the “Warrants”) for each $2.50 loaned to the Company. Each five-year warrant is exercisable at $0.011 per share, subject to adjustment in the event of the issuance of additional common shares or common stock equivalents at less than the exercise price. The Warrants also provide for cashless exercise. The Warrants are not transferable or assignable without the prior consent of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Loan Agreements and the issuance of the Notes create direct financial obligations of the Company as described in Item 1.01 above. The information in response to Item 1.01 above in regard to the Loan Agreements and the Notes is incorporated into this item.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Company’s debt financing through the sale of the Notes and Warrants (collectively the “Securities”) under the Loan Agreements disclosed in Item 1.01 above, the Company issued two Notes in the aggregate principal amount of $250,000 and issued 100,000 Warrants to the Lenders in return for loaned funds in an aggregate of $250,000 received by the Company. The Securities were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. Each of the Lenders was an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Commission. Each Lender delivered appropriate investment representations with respect to the transaction and consented to the imposition of restrictive legends upon the share and Warrant certificates and the Notes. Each Lender was afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the transaction. No selling commissions or other remuneration was paid in connection with the sale of the Securities.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Loan Agreement with Richard Carrington dated February 8, 2016
99.2	Loan Agreement with James Miller dated February 8, 2016
99.3	10% Convertible Promissory Note with Richard Carrington dated February 8, 2016
99.4	10% Convertible Promissory Note with James Miller dated February 8, 2016
99.5	Warrant Agreement with Richard Carrington dated February 8, 2016
99.6	Warrant Agreement with James Miller dated February 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: February 12, 2016	By:	/s/ Kevin Gadawski
Kevin Gadawski, President

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